UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

December 18, 2008	(December 12, 2008)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32421 (Commission File Number)	58-23420 21 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

On December 12, 2008, Fusion Telecommunications International Inc. (the “Company”) borrowed $50,000 from an entity that is also a shareholder of the Company. The loan is evidenced by a promissory note providing for repayment of the principal amount of the note together with all interest accrued from the date of execution, at the rate of 12% per annum upon the unpaid balance until the outstanding principal amount of the note is paid in full. The maturity date of the note is February 12, 2010. In the event that the note is not repaid by the maturity date, the note will automatically convert to a demand note, and the principal sum and all accrued interest will be payable in full upon ten (10) days notice from the lender. The note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s account(s) receivable. The proceeds are being used for general working capital purposes. The Form of Secured Promissory Note issued in this transaction is incorporated by reference as an exhibit to this report.

Item 3.02     Unregistered Sales of Equity Securities

On December 12, 2008, the Company entered into subscription agreements with five (5) accredited investors, including one (1) Director, Philip D. Turits for an offering of an aggregate of 1,192,310 shares of Common Stock and five-year warrants to purchase 476,927 shares of Common Stock, in consideration for $155,000. Each warrant is exercisable at $0.16 per share, which is equal to 120% of the closing price of the Company’s Common Stock on the business day before closing. The proceeds of the offering will primarily be used for general corporate purposes. The Form of Subscription and Rights Agreement and the Form of Common Stock Purchase Warrant issued in this transaction are incorporated by reference as exhibits to this report.

The securities described above were offered by the Company and no commission or similar remuneration was paid in connection with the sales. Each of the investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with this offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506 of Regulation D.  The proceeds of the offering will primarily be used for general corporate purposes.  The Company has agreed to file a registration statement with the Securities and Exchange Commission covering resale of the common stock issued and issuable to the investors.

  Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Secured Promissory Note (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on November 24, 2008)
99.2	Form of Subscription and Rights Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)
99.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)

Fusion Telecommunications International, Inc. -  Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ BARBARA HUGHES
Barbara Hughes
December 18, 2008		as Chief Financial Officer

Fusion Telecommunications International, Inc. -  Form 8-K